Exhibit 4.1

Execution Version

JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into this 12th day of March, 2010 by and among The Princeton Review, Inc., a Delaware corporation (the “Company”), the persons set forth on the signature pages hereto as “New Purchasers” (the “New Purchasers”), the persons set forth on the signature pages hereto as the “Existing Purchasers” (the “Existing Purchasers”) and the persons set forth on the signature pages hereto as the “Common Stockholders” (the “Stockholders”). Terms used and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Investor Rights Agreement by and among the Company, the Existing Purchasers and the Stockholders, dated as of December 7, 2009 (the “Investor Rights Agreement”).

RECITALS

WHEREAS, the Company, the New Purchasers and the Existing Purchasers are parties to a Joinder and Amendment to Series E Preferred Stock Purchase Agreement dated as of the date hereof (the “Joinder and Amendment to Series E Preferred Stock Purchase Agreement”), providing for the purchase by the New Purchasers of shares of Series E Preferred Stock;

WHEREAS, the Company, the Existing Purchasers and the Stockholders entered into the Investor Rights Agreement, providing the Existing Purchasers and the Stockholders with certain registration rights and preemptive rights on future issuances of equity securities of the Company;

WHEREAS, the Existing Purchasers and the Stockholders constitute the holders of shares representing at least eighty-five percent (85%) of the outstanding shares of Restricted Stock, as required for amendment or waiver of the Investor Rights Agreement pursuant to Section 10(d) thereof (the “Required Holders”); and

WHEREAS, it is a condition to the obligations of the New Purchasers under the Joinder and Amendment to Series E Preferred Stock Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

WHEREAS, the Company, Existing Purchasers and the Stockholders desire to amend certain provisions of the Investor Rights Agreement to join the New Purchasers thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Investor Rights Agreement. Pursuant to Section 10(d) of the Investor Rights Agreement, in the third recital thereof the number “94,000” shall be deleted and replaced with “104,000”.

2. Investor Rights Agreement Joinder. Each New Purchaser hereby agrees, effective as of the date hereof, to become a party to the Investor Rights Agreement and for all purposes of the Investor Rights Agreement such New Purchaser shall be included within the term “Purchasers.”

3. Conditions of Parties’ Obligations.

3.1. Conditions of the New Purchasers’ Obligations. The effectiveness of this Agreement is subject to the fulfillment of the following conditions.

(a) Joinder and Amendment to Amended and Restated Investor Rights Agreement. This Agreement shall have been executed and delivered by (i) the Company, (ii) the New Purchasers, (iii) the Existing Purchasers and (iv) the Required Holders.

(b) Joinder and Amendment to Series E Preferred Stock Purchase Agreement. The Joinder and Amendment to Series E Preferred Stock Purchase Agreement shall have been executed and delivered by (i) the Company, (ii) the New Purchasers and (iii) the holders of at least eighty-five percent (85%) of the New Preferred Stock (as defined therein).

4. Prior Agreement. By execution of this Agreement, the Company, the Existing Purchasers and the Stockholders executing the same, holding in the aggregate a sufficient number of the outstanding shares of Restricted Stock to amend the Investor Rights Agreement in accordance with Section 10(d) thereof, hereby agree that the provisions set forth in the Investor Rights Agreement are hereby amended as set forth herein, and hereby consent in all respects to the joinder of each New Purchaser to the Investor Rights Agreement as a “Purchaser.” The Investor Rights Agreement, as amended by this Agreement, contains the entire agreement among the parties with respect to the subject matter thereof and hereof and shall be read and construed together as a single agreement. Except to the extent amended hereby, all of the terms, provisions and conditions of the Investor Rights Agreement are hereby ratified and confirmed and shall remain in full force and effect as of the date specified therein.

5. Miscellaneous.

5.1. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

5.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

5.3. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

5.4. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Amendment to Amended and Restated Investor Rights Agreement to be duly executed as of the day and year first above written.

THE COMPANY

THE PRINCETON REVIEW, INC.

By:	/s/ Stephen Richards
Name:	Stephen Richards
Title:	Chief Operating Officer and Chief Financial Officer

[Signature page to Joinder and Amendment to Amended and Restated Investor Rights Agreement]

NEW PURCHASERS:

CAMDEN PARTNERS STRATEGIC FUND IV, L.P.

By:	Camden Partners Strategic IV, LLC, its general partner
By:	Camden Partners Strategic Manager, LLC, its managing member

By:	/s/ David L. Warnock
Name:	David L. Warnock
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND IV-A, L.P.

By:	Camden Partners Strategic IV, LLC, its general partner
By:	Camden Partners Strategic Manager, LLC, its managing member

By:	/s/ David L. Warnock
Name:	David L. Warnock
Title:	Managing Member

[Signature page to Joinder and Amendment to Amended and Restated Investor Rights Agreement]

EXISTING PURCHASERS:

BAIN CAPITAL VENTURE FUND 2007, L.P.

By:	Bain Capital Venture Partners, L.P., its general partner
By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Jeff Crisan
Name:	Jeff Crisan
Title:	Managing Director

BCVI-TPR INTEGRAL L.P.

By:	Bain Capital Venture Investors, LLC

By:	/s/ Jeff Crisan
Name:	Jeff Crisan
Title:	Managing Director

BCIP VENTURE ASSOCIATES

By:	Bain Capital Investors, LLC, its managing partner
By:	Bain Capital Venture Investors, LLC, its attorney-in-fact

By:	/s/ Jeff Crisan
Name:	Jeff Crisan
Title:	Managing Director

BCIP VENTURE ASSOCIATES-B

By:	Bain Capital Investors, LLC, its managing partner
By:	Bain Capital Venture Investors, LLC, its attorney-in-fact

By:	/s/ Jeff Crisan
Name:	Jeff Crisan
Title:	Managing Director

RGIP, LLC

By:	/s/ Ann L. Milner
Name:	Ann L. Milner
Title:	Managing Member

[Signature page to Joinder and Amendment to Amended and Restated Investor Rights Agreement]

PRIDES CAPITAL FUND I LP

By:	Prides Capital Partners, L.L.C., its general partner

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Partner

FALCON STRATEGIC PARTNERS III, LP

By:	Falcon Strategic Investments III, LP, its general partner
By:	Falcon Strategic Investments GP III, LLC, its general partner

By:	/s/ Eric Rogoff
Name:	Eric Rogoff
Title:	Director

FALCON MEZZANINE PARTNERS II, LP

By:	Falcon Mezzanine Investments II, LLC, its general partner

By:	/s/ Eric Rogoff
Name:	Eric Rogoff
Title:	Vice President

FMP II CO-INVESTMENT, LLC

By:	/s/ Eric Rogoff
Name:	Eric Rogoff
Title:	Vice President

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Managing Director

[Signature page to Joinder and Amendment to Amended and Restated Investor Rights Agreement]

COMMON STOCKHOLDERS:

By:	/s/ Michael J. Perik
Name:	Michael J. Perik

[Signature page to Joinder and Amendment to Amended and Restated Investor Rights Agreement]